Exhibit 99.1

OptimizeRx’s Steve Silvestro Honored as Transformational Leader in Healthcare by PM360

ROCHESTER, Mich. – May 7, 2020 – OptimizeRx Corp. (Nasdaq: OPRX), a leading provider of digital health solutions for life science companies and payers, announced its chief commercial officer, Steve Silvestro, has been honored with the 2020 PM360 ELITE 100 Award for his organizational leadership and positive impact on the healthcare industry.

The annual awards program recognizes the 100 most influential people in the healthcare industry as the ELITE, which stand for Exceptional Leaders, Innovators, Transformers, and Entrepreneurs. The award is sponsored by PM360, the premier magazine and online news source for marketing decision makers in the pharmaceutical, biotech, and medical device industries.

PM360 received hundreds of nominations which were evaluated and selected by the PM360 editorial staff based on accomplishments, testimonials, and supporting evidence that reflected the impact of their efforts.

Silvestro was recognized in the Transformational Leaders category for his exceptional ability to foster positive organizational change, with his profile featured on the PM360 ELITE 100 website and in the publication’s May 2020 issue.

“This well-deserved award reflects Steve’s career-long commitment to improving outcomes for all stakeholders in healthcare, from patient and doctors, to organizations that provide life-saving medications and treatments,” commented OptimizeRx CEO, William Febbo. “Steve has become a trusted advisor to our clients on key strategic initiatives, a mentor among his peers, and a valuable member of our executive team. He has earned deep respect within our organization for his transformational work that has driven the growth and market expansion of our OptimizeRx digital health platform and our ability to deliver the best in connected care.”

CEO and publisher of PM360, Anna Stashower, stated: “At a time when the world is being impacted by a healthcare crisis in the COVID-19 pandemic, it is nice to be able to reflect on the extraordinary work those in the life sciences do to discover, develop, and promote life-saving treatments. Our ELITE winners epitomize the very best of our industry. We are incredibly thankful for everything they do and proud to honor all of their achievements.”

See Steve Silvestro’s PM360 ELITE 100 profile here, and more information about the PM360 ELITE 100 Award at pm360online.com/the-2020-pm360-elite-100.

About OptimizeRx®

OptimizeRx Corporation (NASDAQ: OPRX) is a digital health company that facilitates communication at point-of-care among all stakeholders in healthcare. Primarily focused on life science and payer clients, its suite of digital and mobile SaaS-based solutions enables affordability, patient adherence and care management. OptimizeRx’s network reaches more than 60% of U.S. ambulatory providers, delivering therapeutic support on specialty medications and patient financial assistance directly within a provider’s workflow through leading electronic health platforms. OptimizeRx’s fully integrated platform supports the real-time exchange of information, improving provider knowledge and patient engagement, and ultimately leading to healthier outcomes.

For more information, follow the company on Twitter, LinkedIn or visit www.OptimizeRx.com.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and such as in section 21E of the Securities Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition, and other material risks.

OptimizeRx Contact

Doug Baker, CFO

Tel (248) 651-6568 x807

dbaker@optimizerx.com

Media Relations Contact

Maira Alejandra, Media Relations Manager

Tel (754) 245-7070

malejandra@optimizerx.com

Investor Relations Contact

Ron Both, CMA

Tel (949) 432-7557

oprx@cma.team